UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2021

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 374-8100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2021, Evolv Technologies Holdings, Inc. (the “Company”), announced that Mario Ramos will succeed Peter Faubert as the Company’s Chief Financial Officer and will also be appointed as the Company’s Chief Risk Officer, effective as of November 1, 2021. Mr. Faubert will assume the role of Senior Vice President of Strategic Finance at the Company.

Prior to joining the Company, Mr. Ramos, 50, served as Executive Vice President, Chief Financial Officer and Chief Risk Officer of Edelman Financial Engines, an independent financial planning and investment management firm, from 2019 until October 2021. Prior to joining Edelman Financial Engines, Mr. Ramos served as Senior Vice President and Chief Financial Officer of CVS Caremark, the pharmacy benefits management subsidiary of CVS Health. Before becoming Caremark’s Chief Financial Officer in 2018, Mr. Ramos was head of CVS’s M&A and Corporate Development group where he led CVS’s acquisition and integration of Aetna. He has also served as Chief Operating Officer of CVS International from 2013 to 2016 and previously spent over 17 years in investment banking. Mr. Ramos earned an MBA from The Mason School of Business at The College of William & Mary and a Bachelor’s Degree from The University of Richmond.

There are no arrangements or understandings between Mr. Ramos and any other person pursuant to which he was appointed as Chief Financial Officer and Chief Risk Officer. Mr. Ramos does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Ramos has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

In connection with Mr. Ramos’ appointment as the Company’s Chief Financial Officer and Chief Risk Officer, the Company and Mr. Ramos entered into an Executive Employment Agreement, dated as of October 29, 2021 (the “Ramos Employment Agreement”), pursuant to which he is entitled to an annual base salary of $430,000, is eligible to receive a target annual incentive bonus of 50% of his base salary, and beginning in 2023, he will be eligible to receive annual incentive equity awards with an anticipated target value of up to $2,200,000 each year. Pursuant to his agreement, if Mr. Ramos’ employment is terminated by us without “cause” or by Mr. Ramos following his resignation with “good reason” (each as defined in the Ramos Employment Agreement), he is entitled to: (1) continued payment of his base salary for a period of 12 months, (2) payment of an amount equal to 100% of his current year target bonus, paid in a lump sum within 60 days following his termination date, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, and (4) any vested options remaining exercisable for 12 months following his termination. If Mr. Ramos’ employment is terminated without cause or he resigns with good reason within one year following a “change of control” (as defined in the Ramos Employment Agreement), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Mr. Ramos’ benefits are conditioned, among other things, on his complying with customary restrictive covenants and non-solicitation provisions under the Ramos Employment Agreement and timely signing a general release of claims in our favor. In connection with his appointment as Chief Financial Officer and Chief Risk Officer, the Company’s Board of Directors (the “Board”), upon the recommendation of the Compensation Committee of the Board, approved a grant of restricted stock units to Mr. Ramos under the Company’s 2021 Incentive Plan, which will vest in equal annual installments on the first three anniversaries of the date of grant.

In addition, Mr. Ramos will enter into officer indemnification agreements pursuant to which, among other things, the Company agrees to indemnify its officers and advance certain expenses to the fullest extent permitted by applicable law.

The foregoing description of the Ramos Employment Agreement is not complete and is qualified in its entirety by the full text of the Ramos Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 1, 2021, the Company issued a press release announcing Mr. Ramos’ appointment as Chief Financial Officer and Chief Risk Officer, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of October 29, 2021, between Evolv Technologies Holdings, Inc. and Mario Ramos*
99.1	Press Release, dated November 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contracts and compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date: November 1, 2021	By:	/s/ Peter George
	Name:	Peter George
	Title:	Chief Executive Officer